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                                                                     EXHIBIT 8.1

                                  July 1, 2003

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960

Ladies and Gentlemen:

      We have acted as counsel to ScanSoft, Inc., a Delaware corporation ("ScanSoft"), in connection with the preparation and execution of the Agreement and Plan of Reorganization (the "Agreement"), dated as of April 23, 2003, by and among ScanSoft, Spiderman Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of ScanSoft ("Merger Sub") and SpeechWorks International, Inc., a Delaware corporation ("SpeechWorks"). Pursuant to the Agreement, Merger Sub will merge with and into SpeechWorks (the "Merger"), and the separate corporate existence of Merger Sub will cease. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of ScanSoft, which includes the Joint Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

      In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by SpeechWorks and ScanSoft in the Agreement or the Proxy Statement/Prospectus,
(iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by SpeechWorks and ScanSoft and (iv) that any such statements, representations or warranties made "to the knowledge" or based on the belief or intention of SpeechWorks or ScanSoft or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

      This opinion addresses only the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). This opinion does not address any other federal tax consequence or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger). Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions,







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ScanSoft, Inc.
July 1, 2003
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covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

      Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      /s/ Wilson Sonsini Goodrich & Rosati

                                      WILSON SONSINI GOODRICH & ROSATI

                                      Professional Corporation